Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Organic To Go Food Corporation:

We have issued our report dated December 18, 2007, accompanying the financial statements of Kashou Brothers, Inc. included in the Current Report on form 8-K/A of Organic To Go Food Corporation (this “Form 8-K/A”). We hereby consent to the inclusion of said report in this Form 8-K/A and the incorporation by reference of said report in the Registration Statement on Form S-8 (No. 333-143118).

/s/ Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
February 6, 2008